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                                                                      Exhibit 23





The Board of Directors
PCA International, Inc.:


We consent to incorporation by reference in the registration statement on Form S-8 for the PCA International, Inc. 1990 Non-Qualified Stock Option Plan, registration statement on Form S-8 for the PCA International, Inc. 1992 Non-Qualified Stock Option Plan and registration statement on Form S-8 for the PCA International, Inc. 1996 Omnibus Long-Term Compensation Plan of our report dated March 13, 1998, relating to the consolidated balance sheets of PCA International, Inc. and subsidiaries as of February 1, 1998 and February 2, 1997, the related consolidated statements of income, changes in shareholders' equity and cash flows and related schedule for each of the years in the three-year period ended February 1, 1998 which report appears in the February 1, 1998 annual report on Form 10-K of PCA International, Inc.



                                      /s/ KPMG Peat Marwick LLP
                                      KPMG PEAT MARWICK LLP




Charlotte, North Carolina
April 8, 1998